Exhibit 99.2
Third Quarter Fiscal Year 2007 Results and Conference Call

Forward-looking Statements This presentation contains forward-looking statements which may be identified by the context of the statement, and generally arise when Centex is discussing its beliefs, estimates or expectations. Such statements include projections, forecasts, and plans and objectives of management for future operations and operating and financial performance, as well as any related assumptions. These statements are not historical facts or guarantees of future performance but instead represent only Centex's belief at the time the statements were made regarding future events, which are subject to significant risks, uncertainties and other factors, many of which are outside of Centex's control. Actual results and outcomes may differ materially from what is expressed or forecast in such statements. These risks and uncertainties are described in greater detail in Centex's most recent Annual Report on Form 10^K for the fiscal year ended March 31, 2006 (including under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"), as well as recent reports on Form 10-Q and Form 8-K, which are on file with the SEC and may be obtained free of charge through the web site maintained by the SEC at http://www.sec.gov. The factors discussed in these reports include, but are not limited to, changes in national or regional economic or business conditions, including employment levels and interest rates, competition, customer cancellations, shortages or price changes in raw materials or labor, and other factors that could affect demand for our homes, mortgage loans or construction services or the profitability of our operations. All forward-looking statements made in this presentation are made as of the date hereof, and the risk that actual results will differ materially from the expectations expressed in this presentation will increase with the passage of time. Centex makes no commitment, and disclaims any duty, to update or revise any forward-looking statement to reflect future events or changes in Centex's expectations.

Navigating the challenges - 3QFY07 Rightsizing operations Lots owned and controlled down 37% year over year Reducing work force to align with sales pace Reducing costs Achieving brick and mortar cost reductions Outlook is for significant, continuing progress Positioning for the future Generating cash and growing balance sheet capacity Maintaining strong commitment to quality and customer satisfaction

A Rapid Response - 3QFY07 Closed over 8,300 homes, 12% less than last year Unit sales down by 24% from last year Responding to market conditions locally Balancing sales pace and profit margins Emphasis on inventory reduction and cash generation Unsold new home inventory down sequentially Cash flow positive in the quarter Owned lots down sequentially and optioned lots at June 2003 levels Corporate G&A down 16% year-over-year

Home Building Highlights - 3QFY07 Revenues decreased 14%, year over year Closings fell 12% to 8,360 Average sales price fell 3% to $300,968 Sales incentives and discounts reduced margins Housing operating earnings of $76 million Housing operating margin of 3.0% Backlog 6,139 sales (orders), down 24% 13,401 units, down 32% $4.3 billion, down 36%

Mid-Atlantic 1,209 -10% 1,604 -11% Southeast 627 -54% 1,265 -23% Midwest 909 -34% 1,261 -24% Southwest 1,971 -24% 2,558 -7% West Coast 1,423 -4% 1,672 +3% Total 6,139 -24% 8,360 -12% Home Building - 3Q Sales and Closings Sales % Chg Closings % Chg For the Quarter Ended December 31, 2006

Outlook: Balanced Adjustments Over Prior Year Over Prior Year Over Prior Year FY05 FY06 FY07P Avg. Neighborhoods +6% +6% +10% Closings/Avg. Neighborhood +4% +11% -19% Avg. Sales Price +11% +13% +0% Housing Operating Margin* +100 bp +130 bp -800 bp FY03 05 06 07P Closings 26427 33387 39232 37000 0 % CHG +10% +18% -12% FY03 05 06 07P Closings 631 1219 1765 725 0 0 33,387 39,232 Closings $1,219 $1,765 34,500 $725 FY FY Housing Operating Earnings* ($ Millions) % CHG +32% +45% -60% *A reconciliation of Housing operating earnings and Margin is provided in Attachment 9 to the Press Release.

Current Guidance - Earnings per Diluted Share from Continuing Operations Fourth Quarter Fiscal 2007 Breakeven earnings Includes estimated $130 mil of option deposit walk-away costs Full Year Fiscal 2007 $0.25 Includes about $3.50 per share of land charges Includes $0.50 per share of increased tax reserve Closely monitoring local market dynamics

Balanced Strategy Immediate Term Market issues today are excess supply and affordability Emphasizing cash generation Prospectively Long-term demand drivers will support industry recovery Balance sheet flexibility will create options Diverse operational base provides advantages Continuous focus on quality and customer satisfaction

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